As filed with the Securities and Exchange Commission on July 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

F45 Training Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3978689
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

801 Barton Springs Road, 9th Floor

Austin, Texas 78704

(Address of Principal Executive Offices, Zip Code)

F45 Training Holdings Inc. 2021 Equity Incentive Plan

Restricted Stock Units

(Full title of the plan)

Adam J. Gilchrist

President and Chief Executive Officer

F45 Training Holdings Inc.

801 Barton Springs Road, 9th Floor

Austin, Texas 78704

(Name and address of agent for service)

(737) 787-1955

(Telephone number, including area code, of agent for service)

Copies to:

Peter W. Wardle

Daniela L. Stolman

Gibson, Dunn & Crutcher, LLP

333 South Grand Avenue

Los Angeles, CA 90071

(213) 229-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00005 per share:
To be issued pursuant to future awards under the F45 Training Holdings Inc. 2021 Equity Incentive Plan (the “Plan”)	5,000,000	$13.875(3)	$69,375,000.00(3)	$7,568.81
Issuable and registered for resale (4)	2,738,648	$13.875(3)	$37,998,741.00(3)	$4,145.66
Total	7,738,648			$11,714.47

(1)

In addition to the number of shares of the common stock, par value $0.00005 per share (the “Common Stock”) of F45 Training Holdings Inc. (the “Company” or “Registrant”) stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock that may be granted pursuant to the Plan.

(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on July 20, 2021.

(4)	Represents restricted stock units granted outside of the Plan to be registered for resale.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by F45 Training Holdings Inc. (the “Company” or the “Registrant”), relating to 5,000,000 shares of its common stock, par value $0.00005 per share (the “Common Stock”), available for issuance pursuant to future awards to eligible persons under the F45 Training Holdings Inc. 2021 Equity Incentive Plan (the “Plan”) and 2,738,648 shares of Common Stock issuable pursuant to outstanding restricted stock units (the “Shares”) granted outside of the Plan pursuant to that certain Promotional Agreement dated as of March 15, 2019 by and between the Company and the selling stockholder named herein.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of the Shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the selling stockholder named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

2,738,648 SHARES

F45 TRAINING HOLDINGS INC.

COMMON STOCK

This prospectus relates to 2,738,648 shares (the “Shares”) of common stock, par value $0.00005 per share (the “Common Stock”) of F45 Training Holdings Inc. (“we,” “us,” “our” or the “Company”) which may be offered from time to time by the selling stockholder of the Company named herein (the “Selling Stockholder) for such Selling Stockholder’s own account. We will not receive any proceeds from any sale of Common Stock offered pursuant to this prospectus.

The Selling Stockholder may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the Selling Stockholder may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our Common Stock is quoted on the New York Stock Exchange under the symbol “FXLV.” On July 22, 2021, the closing price of our Common Stock was $15.65.

Investing in our Common Stock involves a high degree of risk. See the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” on page 3 of this prospectus to read about factors to consider in connection with purchasing our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is July 23, 2021

THE COMPANY

We are F45 Training, one of the fastest growing fitness franchisors in the United States based on number of franchises sold in the United States, focused on creating a leading global fitness training and lifestyle brand. We offer consumers functional 45-minute workouts that are effective, fun and community-driven. Our workouts combine elements of high-intensity interval, circuit and functional training to offer consumers what we believe is the world’s best functional training workout. We deliver our workouts primarily through our digitally-connected global network of studios, and we have built a differentiated, technology-enabled platform that allows us to create and distribute workouts to our global franchisee base. Our platform enables the rapid scalability of our model and helps to promote the success of our franchisees. We offer consumers a continuously evolving fitness program in which virtually no two workouts are ever the same. Our vast and growing library of functional training movements allows us to vary workout programs to keep consumers engaged with fresh content, stay at the forefront of consumer trends and drive maximum individual results, while helping our members achieve their fitness goals.

We were founded in 2013 in Sydney, Australia. Our CEO and co-founder Adam Gilchrist recognized an opportunity to leverage technology to offer consumers an effective, multi-disciplinary and community-driven workout that serves as an affordable alternative to one-on-one personal training and repetitive, single-discipline studio classes. Soon after the first F45 Training studio opened in Paddington, Australia, our founders focused on using technology to streamline and standardize the F45 Training experience in order to franchise the business. We quickly expanded, initially selling franchises to members of the original studio, after which viral word-of-mouth marketing led to rapid growth, and we opened nearly 200 studios over the following 30 months. In less than eight years, we have scaled our global footprint .to 2,801 Total Franchises Sold in 63 countries, including 1,555 Total Studios, of which 1,415 had re-opened following temporary closures related to the COVID-19 pandemic, as of June 30, 2021.

We were originally incorporated in Delaware in March 2019 under the name “Flyhalf Holdings Inc.” We were formed by MWIG LLC, a special purpose private investment fund vehicle led by FOD Capital LLC, a family office investment fund, and Mark Wahlberg, in connection with its acquisition of a minority interest in us. On March 15, 2019, we changed our name to “F45 Training Holdings Inc.” Our principal executive offices are located at 801 Barton Springs Road, 9th Floor, Austin, TX 78704 and our telephone number is (737) 787-1955. Our website address is www.f45training.com. The information contained on or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, nor is it incorporated by reference herein. Additional information regarding the Company is set forth in our Registration Statement on Form S-1, as amended (which is incorporated herein by reference).

SPECIAL NOTE REGARDING FORWARD-LOOKING

STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words, variations of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

•	our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios;

•	our ability to protect our brand and reputation;

•	our ability to identify, recruit and contract with a sufficient number of qualified franchisees;

•	our ability to execute our growth strategy, including through development of new studios by new and existing franchisees;

•	our ability to manage our growth and the associated strain on our resources;

•	our ability to successfully integrate any acquisitions, or realize their anticipated benefits;

•	the high level of competition in the health and fitness industry;

•	economic, political and other risks associated with our international operations;

•	changes to the industry in which we operate;

•	our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data;

•	the occurrence of cyber incidents or a deficiency in our cybersecurity protocols;

•	our and our franchisees’ ability to attract and retain members;

•	our and our franchisees’ ability to identify and secure suitable sites for new franchise studios;

•	risks related to franchisees generally;

•	our ability to obtain third-party licenses for the use of music to supplement our workouts;

•	certain health and safety risks to members that arise while at our studios;

•	our ability to adequately protect our intellectual property;

•	risks associated with the use of social media platforms in our marketing;

•	our ability to obtain and retain high-profile strategic partnership arrangements;

•	our ability to comply with existing or future franchise laws and regulations;

•	our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness;

•	our business model being susceptible to litigation;

•	the increased expenses associated with being a public company; and

•

the other factors identified under the heading “Risk Factors” included in this prospectus and in our Registration Statement on Form S-1, as amended, and any other reports that we have filed or will file with the SEC, which are incorporated by reference herein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated herein by reference primarily on our current expectations and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Our current expectations and projections about future events are based, in part, on the results of a survey that we conducted of our franchisees in July 2019 which only reflects data from prior to the outbreak of COVID-19. This survey was provided to the franchisees of all studios at the time that the survey was conducted and generated responses from franchisees representing approximately 57% of studios across our global network of studios. In generating the data, estimates and calculations derived from the information provided by these respondents, we excluded certain responses that were incomplete or that we determined to be significant outliers. As a result, while we believe that the data and other information related to our franchisees presented in this prospectus are accurate and reliable, such data and other information are based on responses provided by a limited respondent pool, which may not represent the broader network of franchisees, and that have not been independently verified by us or any independent sources. Such data also does not reflect any impacts on our business or franchisees from COVID-19 or otherwise after July 2019.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated herein by reference, including the risks described under the headings “Risk Factors” in the documents incorporated herein by reference, including in our Registration Statement on Form S-1, as amended, and any risk factors set forth in our other filings that we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well as other information we include or incorporate by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the Selling Stockholder. We will not receive any of the proceeds from any sale of shares by the Selling Stockholder.

SELLING STOCKHOLDER

The Common Stock being registered by this prospectus includes 2,738,648 Shares that are currently held by the Selling Stockholder, and are issuable to the Selling Stockholder pursuant to a promotional agreement by and between the Company and the Selling Stockholder in connection with the Selling Stockholder’s service with the Company. The Selling Stockholder is a current director of and consultant to the Company.

We are registering these Shares to permit the Selling Stockholder to resell these Shares when he deems appropriate. The Selling Stockholder may resell all, a portion, or none of the Shares, at any time and from time to time. The Selling Stockholder may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We do not know when or in what amounts the Selling Stockholder may offer the Shares of Common Stock for sale under this prospectus.

The Selling Stockholder currently holds less than 1% of the Company’s outstanding common stock. The following table sets forth: (i) the name of the Selling Stockholder and (ii) the number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholder under this prospectus.

Selling Stockholder	Number of Shares Being Offered (1)
Mark Wahlberg	2,738,648

(1)

The “Number of Shares Being Offered” reflects all shares subject to restricted stock units held by the Selling Stockholder as of July 23, 2021. Assuming all of the offered resale shares are sold by the Selling Stockholder and no other changes in the beneficial ownership of the Common Stock occur, the Selling Stockholder will not beneficially own any shares of Common Stock after the offering other than such shares as may be issued to the Selling Stockholder in his capacity as a director in accordance with the terms of the Company’s non-employee director compensation program.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholder to offer for sale and sell all or a portion of the Shares acquired in connection with the provision of services to the Company. The Selling Stockholder may sell the Shares of Common Stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholder can presently estimate the amount of this compensation.

The Common Stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s common stock may be then-listed.

The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Common Stock less discounts and commissions, if any. The Selling Stockholder reserves the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Stockholder.

The Selling Stockholder and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is an “underwriter” under the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The Shares to be offered or resold by means of this reoffer prospectus by the Selling Stockholder may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Stockholder will sell any or all of the securities offered hereby.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

EXPERTS

The financial statements as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”) under the Exchange Act. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at  http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement until the end of any offerings under this prospectus:

1. The prospectus dated July 14, 2021, filed by the Registrant with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), on July  16, 2021, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-257193), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

2. The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No, 001-40590) filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 9, 2021, including any amendments or reports filed for the purpose of updating such description; and

3. The current report on Form 8-K filed by the Registrant with the Commission on July 19, 2021.

We are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the Commission, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

F45 Training Holdings Inc.

801 Barton Springs Road, 9th Floor

Austin, Texas 78704

Attn: Adam J. Gilchrist

(737) 787-1955

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a)

PROSPECTUS

The information required by this Part I has been omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION

STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

1.

The prospectus dated July 14, 2021, filed by the Registrant with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), on July  16, 2021, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-257193), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

2.

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-40590) filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 9, 2021, including any amendments or reports filed for the purpose of updating such description; and

3.	The current report on Form 8-K filed by the Registrant with the Commission on July 19, 2021

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. We are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the Commission, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Registrant is a Delaware corporation. The Registrant’s amended and restated certificate of incorporation provides that a director will not be liable to the Registrant or its stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability provided for in the Registrant’s certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. The Registrant’s bylaws provide that the Registrant will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers and other employees and individuals against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits, and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Further, the Registrant maintains directors’ and officers’ insurance to cover its directors, officers for certain liabilities.

The Registrant has entered into written indemnification agreements with its directors and executive officers. The indemnification agreements provide its directors and executive officers with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 19, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 19, 2021).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	F45 Training Holdings Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1/A filed on July 7, 2021).

99.2	Promotional Agreement dated as of March 15, 2019 by and between the Company and Mark Wahlberg (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed on June 21, 2021).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 23, 2021.

F45 Training Holdings Inc.

By:	/s/ Adam J. Gilchrist
Name:	Adam J. Gilchrist
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam J. Gilchrist and Chris E. Payne, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Adam J. Gilchrist Adam J. Gilchrist	President, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2021

/s/ Chris E. Payne Chris E. Payne	Chief Financial Officer and Director (Principal Accounting and Financial Officer)	July 23, 2021

/s/ Richard Grellman Richard Grellman	Director	July 23, 2021

/s/ Elizabeth Josefsberg Elizabeth Josefsberg	Director	July 23, 2021

/s/ Michael T. Raymond Michael T. Raymond	Director	July 23, 2021

/s/ Darren Richman Darren Richman	Director	July 23, 2021

/s/ Mark Wahlberg Mark Wahlberg	Director	July 23, 2021

/s/ Lee Wallace Lee Wallace	Director	July 23, 2021

/s/ Ruth Zukerman Ruth Zukerman	Director	July 23, 2021